UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 16, 2023

Proterra Inc
(Exact name of registrant as specified in its charter)

Delaware	001-39546	90-2099565
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1815 Rollins Road Burlingame, California 94010
(Address of principal executive offices, including zip code)

(864) 438-0000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, on August 7, 2023, Proterra Inc, a Delaware corporation (the “Company”), and its subsidiary Proterra Operating Company, Inc. (collectively, the “Debtors”) filed voluntary petitions under Chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (such court, the “Bankruptcy Court” and such proceedings, the “Chapter 11 Cases”). The Chapter 11 Cases are currently jointly administered under the caption In re Proterra Inc, Case No. 23-11120 (BLS). The Debtors continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Bankruptcy Court previously approved the Debtors’ motion with respect to the procedures applicable to the marketing and sale of all, substantially all, or some of the Debtors’ assets.

Sale of the Proterra Powered Business

Pursuant to the Bankruptcy Court’s order, the Debtors conducted an auction for the Debtors’ assets used in the conduct of the Proterra Powered business. The Powered business is the Company’s business that designs and manufactures proprietary battery systems and electrification solutions for global commercial vehicle original equipment manufacturer customers. Volvo Battery Solutions LLC (“Volvo”), part of the Volvo Group, was selected as the winning bidder. On November 9, 2023, the Debtors entered into an Asset Purchase Agreement (the “Powered Asset Purchase Agreement”) with Volvo and Mack Trucks, Inc., as guarantor of certain obligations of Volvo under the Powered Asset Purchase Agreement.

Pursuant to the Powered Asset Purchase Agreement, subject to the approval of the Bankruptcy Court and upon the terms and subject to the conditions set forth in the Powered Asset Purchase Agreement, Volvo has agreed to acquire certain assets of the Debtors used in the conduct of the Proterra Powered business (the “Powered Assets”) free and clear of liens, claims, encumbrances, and other interests other than certain permitted encumbrances, to assume certain specified liabilities of the Debtors, and to pay amounts necessary to cure defaults and related losses, if any, of a Debtor under contracts to be assumed and assigned to Volvo (such cure amounts, subject to a cap of $35.0 million) (such assumed liability and cure payments, the “Powered Liabilities” and such acquisition of the Powered Assets and assumption of the Powered Liabilities together, the “Powered Transaction”). Volvo will acquire the Powered Assets for a total purchase price of $210.0 million cash (the “Powered Purchase Price”) in addition to assumption and payment of the Powered Liabilities. The Powered Purchase Price is subject to (a) a negative adjustment for certain prorated liabilities payable in connection with certain real estate leases and ad valorem taxes on the Powered Assets and (b) an adjustment, which may be positive or negative, in the event the Debtors’ inventory included in the Powered Assets at the closing of the Powered Transaction (the “Powered Closing”) is above or below a certain target, which inventory amount will be estimated at the Powered Closing and subject to further adjustment following the Powered Closing to reflect the actual inventory amount at the Powered Closing (such further adjustment, the “Powered Inventory Adjustment”). At the Powered Closing, Volvo will deposit $7.0 million of the Powered Purchase Price into an escrow account, which will be released to Volvo to the extent of a negative Powered Inventory Adjustment and otherwise released to the Debtors (in addition to payment by Volvo to the Debtors of a positive Powered Inventory Adjustment). Volvo has deposited $22.5 million into an escrow account as a good faith deposit which amount will either (i) be credited to the Powered Purchase Price payable at the Powered Closing and released to the Debtors, or (ii) be released to the Debtors or Volvo in accordance with the terms of the Powered Asset Purchase Agreement. Mack Trucks, Inc. has guaranteed the obligations of Volvo to pay the Powered Purchase Price (as adjusted as described above) under the Powered Asset Purchase Agreement and is a party to the Powered Asset Purchase Agreement solely for the purpose of such guarantee.

The Powered Asset Purchase Agreement contains customary representations, warranties and covenants of the parties for a transaction involving the acquisition of assets from a debtor in bankruptcy. None of the representations, warranties or pre-closing covenants contained in the Powered Asset Purchase Agreement survive the Powered Closing nor does the Powered Asset Purchase Agreement provide for indemnification for any breach of such representations, warranties or covenants. The completion of the Powered Transaction is subject to a number of customary conditions, which, among others, include the entry of an order of the Bankruptcy Court authorizing and approving the Powered Transaction, the performance by each party of its obligations under the Powered Asset Purchase Agreement, the accuracy of each party’s representations and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Powered Asset Purchase Agreement contains certain termination rights for Volvo and the Debtors, including the right to terminate the Powered Asset Purchase Agreement if the Powered Closing has not occurred on or prior to February 15, 2024 (plus ten (10) days solely to the extent needed for regulatory approval unless otherwise mutually agreed by Volvo and the Debtors).

The Debtors are seeking the Bankruptcy Court’s approval of the Powered Asset Purchase Agreement and the Powered Transaction (the “Powered Sale Order”). A hearing before the Bankruptcy Court to consider approval of the Powered Sale Order, the Powered Asset Purchase Agreement, and the Powered Transaction is currently scheduled for November 28, 2023.

Sale of the Proterra Transit Business and Certain Battery Leases

Pursuant to the Bankruptcy Court’s order, the Debtors conducted an auction for the Debtors’ assets used in the conduct of the Proterra Transit business. The Transit business is the Company’s business that designs, develops and sells electric transit buses as an original equipment manufacturer, which includes leasing batteries to certain customers of the Transit business. Phoenix Motor Inc. (“Phoenix”) was selected as the winning bidder. On November 13, 2023, the Debtors entered into an Asset Purchase Agreement with Phoenix with respect to the Proterra Transit business (excluding certain battery leases) (the “Transit Asset Purchase Agreement”) and a separate Asset Purchase Agreement with Phoenix with respect to battery leases which are excluded from the Transit Asset Purchase Agreement (the “Battery Leases Purchase Agreement”).

A.	Transit Asset Purchase Agreement

Pursuant to the Transit Asset Purchase Agreement, subject to the approval of the Bankruptcy Court and upon the terms and subject to the conditions set forth in the Transit Asset Purchase Agreement, Phoenix has agreed to acquire certain assets of the Debtors used in the conduct of the Proterra Transit business (excluding battery leases to be acquired pursuant to the Battery Leases Purchase Agreement) (the “Transit Assets”) free and clear of liens, claims, encumbrances, and other interests other than certain permitted encumbrances, and assume certain specified liabilities of the Debtors, including the payment of amounts necessary to cure defaults and related losses, if any, of a Debtor under the contracts to be assumed by Phoenix pursuant to the Transit Asset Purchase Agreement, and certain warranty and other liabilities (the “Transit Liabilities” and such acquisition of the Transit Assets and assumption of the Transit Liabilities together, the “Transit Transaction”), for a total purchase price of $3.5 million cash (the “Transit Purchase Price”). Phoenix has deposited $350,000 into an escrow account as a good faith deposit, which amount will either (i) be credited to the Transit Purchase Price payable at the closing of the Transit Transaction (the “Transit Closing”) and released to the Debtors, or (ii) be released to the Debtors or Phoenix in accordance with the terms of the Transit Asset Purchase Agreement.

The Transit Asset Purchase Agreement contains customary representations, warranties and covenants of the parties for a transaction involving the acquisition of assets from a debtor in bankruptcy. None of the representations, warranties or pre-closing covenants contained in the Transit Asset Purchase Agreement survive the Transit Closing nor does the Transit Asset Purchase Agreement provide for indemnification for any breach of such representations, warranties or covenants. The completion of the Transit Transaction is subject to a number of customary conditions, which, among others, include the entry of an order of the Bankruptcy Court authorizing and approving the Transit Transaction, and the performance by each party of its obligations under the Transit Asset Purchase Agreement. The Transit Asset Purchase Agreement contains certain termination rights for Phoenix and the Debtors, including, in the case of the Debtors, the right to terminate the Transit Asset Purchase Agreement if the Transit Closing has not occurred on or prior to the date that is five business days following the entry of the Transit Sale Order (as defined below) by the Bankruptcy Court.

B.	Battery Leases Purchase Agreement

Pursuant to the Battery Leases Purchase Agreement, subject to the approval of the Bankruptcy Court and upon the terms and subject to the conditions set forth in the Battery Leases Purchase Agreement, Phoenix has agreed to acquire certain battery leases of the Debtors and other related assets used in the conduct of the Proterra Transit business (the “Battery Leases”) free and clear of liens, claims, encumbrances, and other interests other than certain permitted encumbrances, and assume certain specified liabilities of the Debtors, including the payment of amounts necessary to cure defaults and related losses, if any, of a Debtor under the contracts to be assumed by Phoenix pursuant to the Battery Leases Purchase Agreement (the “Battery Leases Liabilities” and such acquisition of the Battery Leases and assumption of the Battery Leases Liabilities together, the “Battery Leases Transaction”), for a total purchase price of $6.5 million cash (the “Battery Leases Purchase Price”). Phoenix has deposited $650,000 into an escrow account as a good faith deposit which amount will either (i) be credited to the Battery Leases Purchase Price payable at the closing of the Battery Leases Transaction (the “Battery Leases Closing”) and released to the Debtors or (ii) be released to the Debtors or Phoenix in accordance with the terms of the Battery Leases Purchase Agreement.

The Battery Leases Asset Purchase Agreement contains customary representations, warranties and covenants of the parties for a transaction involving the acquisition of assets from a debtor in bankruptcy. None of the representations, warranties or pre-closing covenants contained in the Battery Leases Asset Purchase Agreement survive the Battery Leases Closing nor does the Battery Leases Asset Purchase Agreement provide for indemnification for any breach of such representations, warranties or covenants. The completion of the Battery Leases Transaction is subject to a number of customary conditions, which, among others, include the entry of an order of the Bankruptcy Court authorizing and approving the Battery Leases Transaction, and the performance by each party of its obligations under the Battery Leases Asset Purchase Agreement. The Battery Leases Asset Purchase Agreement contains certain termination rights for Phoenix and the Debtors, including, in the case of the Debtors, the right to terminate the Battery Leases Asset Purchase Agreement if the Battery Leases Closing has not occurred on or prior to the date that is five business days following the entry of the Transit Sale Order by the Bankruptcy Court.

C.	Transit Sale Order

The Debtors are seeking the Bankruptcy Court’s approval of the Transit Asset Purchase Agreement, the Transit Transaction, the Battery Leases Purchase Agreement and the Battery Leases Transaction (collectively, the “Transit Sale Order”). A hearing before the Bankruptcy Court to consider approval of the Transit Sale Order, the Transit Asset Purchase Agreement, the Transit Transaction, the Battery Leases Purchase Agreement and the Battery Leases Transaction is currently scheduled for November 28, 2023.

Restructuring of the Proterra Energy Business and Entry into Plan Support Agreement

Pursuant to the Bankruptcy Court’s order, the Debtors conducted an auction for the Debtors’ assets used in the conduct of the Proterra Energy business activities. The Energy business is the Company’s business that provides charging solutions for commercial vehicles. CSI GP I LLC, CSI Prodigy Holdco LP, CSI Prodigy CoInvestment LP, and CSI PRTA Co-Investment LP (collectively, the “Plan Sponsor”) were collectively selected as the winning bidder. On November 13, 2023, the Debtors entered into a plan support agreement, by and between the Debtors and the Plan Sponsor, dated as of November 13, 2023 (the “Plan Support Agreement”), which contemplates agreed-upon terms for a restructuring of the Company (the “Restructuring”) to be implemented through a Chapter 11 plan of reorganization (the “Plan”).

As previously disclosed, the Plan Sponsor is a holder of claims arising under the second lien convertible notes issued by the Company pursuant to that certain Note Purchase Agreement (such claims, the “Second Lien Convertible Notes Claims”) with the Company dated as of August 4, 2020, as subsequently amended on March 31, 2023.

The material terms of the Restructuring are set forth in the term sheet attached as an exhibit to the Plan Support Agreement (the “Plan Term Sheet,” and the transactions described therein, the “Restructuring Transactions”), which terms include that, among other things:

•	on the effective date of the Plan (the “Plan Effective Date”), the Company (as reorganized, the “Reorganized Company”) will issue a single class of common equity securities to holders the Second Lien Convertible Notes Claims on account, and in satisfaction, of $10 million of such claims;

•	the Reorganized Company will retain cash in an amount required to satisfy the Bankruptcy Code’s requirements regarding the feasibility of the Restructuring Transactions, with the Second Lien Convertible Notes Claims being reduced on a dollar-for-dollar basis by such amount;

•	the Second Lien Convertible Notes Claims will be reduced, on a dollar-for-dollar basis, by the amount (if any) that the aggregate amount paid to cure defaults under the Debtors’ contracts and leases attributable to Proterra Energy exceeds $6,500,000;

•	the Plan shall provide for the establishment and capitalization of a trust for the purposes of effecting distributions to holders of (i) general unsecured claims against the Debtors and (ii) certain priority claims which are disputed as of the Plan Effective Date;

•	on the Plan Effective Date, there will be no recovery for holders of the Company’s existing equity interests; and

•	the Plan Effective Date will occur on or before April 1, 2024, subject to obtaining any required regulatory approvals.

In accordance with and subject to the terms of the Plan Support Agreement, the Plan Sponsor has agreed, among other things, to:

•	support the consummation and implementation of the Restructuring Transactions, including giving any notice, order, instruction, or direction necessary to give effect to the Restructuring Transactions;

•	use commercially reasonable efforts to cooperate with and assist the Company in obtaining additional support for the Restructuring Transactions from the Company’s other stakeholders;

•	support, and not directly or indirectly object to, delay, impede, or take any other action to interfere with, confirmation or consummation of the Plan in a form consistent with the Plan Support Agreement, including using commercially reasonable efforts to support and take all actions reasonably requested by the Company to facilitate confirmation and consummation of the Plan;

•	support, and not directly or indirectly object to, delay, impede, or take any other action to interfere with, any motion or other pleading or document filed by a Debtor in the Bankruptcy Court or any other court related to the consummation of the sale transactions described herein;

•	to the extent it is permitted to elect whether to opt out of the releases set forth in the Plan, elect not to opt out of the releases set forth in the Plan by timely delivering any duly executed and completed forms required to indicate such election;

•	negotiate in good faith upon reasonable request of the Company in connection with any modifications to the Restructuring Transaction to improve the efficiency of the Restructuring Transactions; and

•	not object, delay, impede, or take any other action to interfere with, delay, or impede the acceptance, consummation, or implementation of the Plan or the Restructuring Transactions to the extent consistent with the Plan Support Agreement in all respects.

In accordance with the terms of the Plan Support Agreement, the Company agreed, among other things, to:

•	support and take all steps reasonably necessary and desirable to consummate the Restructuring Transactions in accordance with the Plan Support Agreement;

•	to the extent any legal or structural impediment arises that would prevent, hinder, impede, or delay the consummation of the Restructuring Transactions, take all steps reasonably necessary and desirable to address any such impediment, and negotiate in good faith any appropriate additional or alternative provisions or agreements to address any such impediment;

•	use commercially reasonable efforts to obtain any and all required governmental, regulatory, and/or third-party approvals for the Restructuring Transactions;

•	actively oppose and object to any motion, application, adversary proceeding, or cause of action (i) seeking to impose liability upon or enjoin the Plan Sponsor, (ii) seeking the entry of an order directing the appointment of a trustee or examiner with expanded powers, (iii) seeking the entry of an order converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (iv) seeking the entry of an order dismissing the Chapter 11 Cases, or (v) seeking the entry of an order modifying or terminating the Debtors’ exclusive right to file and/or solicit acceptances of a plan of reorganization, as applicable; and

•	not take any action or inaction that is inconsistent in any material respect with, or is intended or could reasonably be expected to frustrate or impede approval, implementation, and consummation of the Restructuring Transactions or the Plan Support Agreement.

The Plan Support Agreement may be terminated upon the occurrence of certain events, including the failure to meet specific milestones as set forth in the Plan Term Sheet. In addition, the Plan Support Agreement shall automatically terminate on the Plan Effective Date.

The Powered Asset Purchase Agreement, the Transit Asset Purchase Agreement, the Battery Leases Purchase Agreement and the Plan Support Agreement, as well as other Bankruptcy Court filings and further information about the Chapter 11 Cases can be accessed free of charge at a website maintained by the Debtors’ claims, noticing, and solicitation agent, Kurtzman Carson Consultants LLC, at www.kccllc.net/proterra. The information in that website or available elsewhere is not incorporated by reference and does not constitute part of this Form 8-K.

Item 8.01 Other Events.

On November 10, 2023, the Company issued a press release announcing the results of the auction of the Proterra Powered business line. A copy of the press release is attached hereto as exhibit 99.1 and incorporated by reference herein.

On November 13, 2023, the Company issued a press release announcing the results of the auction of the Proterra Transit and Proterra Energy business lines. A copy of the press release is attached hereto as exhibit 99.2 and incorporated by reference herein.

Cautionary Note Regarding Trading in the Company’s Common Stock

The Company’s stockholders are cautioned that trading in shares of the Company’s common stock during the pendency of the Chapter 11 Cases will be highly speculative and will pose substantial risks. The Plan Term Sheet contemplates that holders of the Company’s common stock will not receive any payment or other distribution on account of those shares following the Chapter 11 Cases. As a result, the shares of common stock may have little or no value. Trading prices for the Company’s common stock may bear little or no relation to actual recovery, if any, by holders thereof in the Company’s Chapter 11 Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its common stock.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, including risks and uncertainties relating to the Company’s Chapter 11 Cases. Many factors could cause actual future events to differ materially from the forward-looking statements in this Form 8-K, including risks and uncertainties set forth in the sections entitled “Risk Factors” in the Company’s Annual Report for the year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2023, as amended on May 1, 2023, the Company’s quarterly report for the three and nine months ended September 30, 2023, filed on November 6, 2023 or the Company’s other filings with the SEC. The forward-looking statements included in this Form 8-K speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release dated November 10, 2023.

99.2	Press Release dated November 13, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2023

PROTERRA INC

By:	/s/ Gareth T. Joyce
	Name:	Gareth T. Joyce
	Title:	Chief Executive Officer